UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NOGIN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Nogin, Inc.

1775 Flight Way STE 400

Tustin, California 92782

, 2023

Fellow Nogin Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Nogin, Inc. on February 27, 2023 at 8:00 a.m. (Eastern Time). The Special Meeting will be a completely virtual meeting conducted via live webcast.

The Notice of Special Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Special Meeting. Please see the section called “Who can attend the Special Meeting?” on page 1 of the Proxy Statement for more information about how to attend the meeting online.

Whether or not you attend the Special Meeting online, it is important that your shares be represented and voted at the Special Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you decide to attend the Special Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

/s/
Jan-Christopher Nugent Chairman of the Board

Nogin, Inc.

1775 Flight Way STE 400

Tustin, California 92782

Notice of Special Meeting of Stockholders

Monday, February 27, 2023

8:00 a.m. Eastern Time

The Special Meeting of Stockholders (the “Special Meeting”) of Nogin, Inc., a Delaware corporation (the “Company”), will be held February 27, 2023 at 8:00 a.m. (Eastern Time). The Special Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting                and entering your control number included on your proxy card or on the instructions that accompanied your proxy materials.

The business of the Special Meeting will be to:

1. Approve the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-10 to 1-for-20, such ratio to be determined by the Company’s board of directors, or a committee of the Company’s board of directors, and included in a public announcement (the “Reverse Stock Split Proposal”); and

2. Approve the adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal.

Holders of record of our common stock as of the close of business on January 31, 2023 are entitled to notice of and to vote at the Special Meeting, or any continuation, postponement, or adjournment of the Special Meeting. A complete list of such stockholders will be open to examination by any stockholder for a period of ten days prior to the Special Meeting for a purpose germane to the meeting by sending an email to                 ,                , at                 , stating the purpose of the request and providing proof of ownership of shares of our common stock. The list of these stockholders will also be available during the Special Meeting after entering the control number included on your proxy card or on the instructions that accompanied your proxy materials. The Special Meeting may be continued or adjourned from time to time without notice other than by announcement at the Special Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Special Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Special Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your proxy is revocable at your option.

If you have any questions concerning the Special Meeting, please contact                 , our proxy solicitor, at                 .

By Order of the Board of Directors,

/s/
Michael Bassiri Vice President of Corporate & Business Development and General Counsel
Tustin, California

, 2023

Nogin, Inc.

1775 Flight Way STE 400

Tustin, California 92782

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Nogin, Inc. (the “Board”) of proxies to be voted at a Special Meeting of Stockholders to be held on February 27, 2023 (the “Special Meeting”), at 8:00 a.m. (Eastern Time), and at any continuation, postponement, or adjournment of the Special Meeting. The Special Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting                and entering your control number included on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our common stock, $0.0001 par value per share (“common stock”), as of the close of business on January 31, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting and any continuation, postponement, or adjournment of the Special Meeting. As of the Record Date, there were                shares of common stock outstanding and entitled to vote at the Special Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Special Meeting.

This proxy statement will be released on or about                 , 2023 to our stockholders as of the Record Date.

In this proxy statement, “Nogin,” “Company,” “we,” “us,” and “our” refer to Nogin, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 27, 2023:

The Proxy Statement is available electronically at                 .

Proposals

At the Special Meeting, our stockholders will be asked:

1. To approve the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-20, such ratio to be determined by the Board, or a committee of the Board, and included in a public announcement (the “Reverse Stock Split Proposal”); and

2. To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:

•	FOR the Reverse Stock Split Proposal; and

•	FOR the Adjournment Proposal.

NOGIN, INC.

Proxy Statement

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who is entitled to vote at the Special Meeting?

The Record Date for the Special Meeting is January 31, 2023. You are entitled to vote at the Special Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Special Meeting. Each outstanding share of common stock is entitled to one vote for all matters before the Special Meeting. At the close of business on the Record Date, there were                shares of common stock outstanding and entitled to vote at the Special Meeting.

What is the difference between being a “record holder” and holding the shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in street name?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in street name. If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. You must follow the instructions from your bank or brokerage firm in order for your shares to be voted. If your shares are held in street name, and you would like to vote your shares online at the Special Meeting, you must request and obtain a valid proxy from your bank or broker that gives you the right to vote the shares at the Special Meeting.

How many shares must be present to hold the Special Meeting?

A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting in person or by remote communication, or represented by proxy, of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote will constitute a quorum.

Who can attend the Special Meeting?

We have decided to hold the Special Meeting entirely online. You may attend and participate in the Special Meeting by visiting the following website:                 . To attend and participate in the Special Meeting, you will need the control number included on your proxy card. If your shares are held in street name and you wish to attend the Special Meeting, you should follow the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 8:00 a.m. (Eastern Time). We encourage you to access the meeting prior to the start time. Online check-in will begin promptly at 7:45 a.m. (Eastern Time), and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Special Meeting?

If a quorum is not present at the scheduled time of the Special Meeting, the person presiding over the Special Meeting is authorized by our Bylaws to adjourn the meeting, without the vote of stockholders.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record

If you are a stockholder of record, you may vote:

•	by Internet – you can vote over the internet at by following the instructions on the proxy card;

•	by Telephone – you can vote by telephone by calling and following the instructions on the proxy card;

•	by Mail – you can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

•	Electronically at the Special Meeting – if you attend the Special Meeting online, you will need the control number included on your proxy card to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time), on February 26, 2023. To participate in the Special Meeting, including to vote via the Internet or by telephone, you will need the control number included on your proxy card.

Whether or not you expect to attend the Special Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. If you submit your proxy, you may still decide to attend the Special Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in Street Name

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. If your shares are held in street name, and you would like to vote your shares online at the Special Meeting, you must request and obtain a valid legal proxy from your bank or broker that gives you the right to vote the shares at the Special Meeting.

Can I change or revoke my vote after I submit my proxy?

Yes.

If you are a stockholder of record, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the of Nogin prior to the Special Meeting; or

•	by voting online at the Special Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Special Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Who will count the votes?

A representative of                 , our inspector of election, will tabulate and certify the votes.

What if I do not specify how many shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on pages 11-12 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Special Meeting?

We know of no other business that will be presented at the Special Meeting.

Why hold a virtual meeting?

We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Special Meeting online and submit your questions by visiting                 . You will also be able to vote your shares electronically at the Special Meeting by following the instructions above.

What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting. If you encounter any difficulties accessing the virtual-only Special Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in an instructional email delivered one hour prior to the meeting’s commencement.

Will there be a question and answer session during the Special Meeting?

As part of the Special Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online either during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Special Meeting by following the procedures outlined above in “Who can attend the Special Meeting?” will be permitted to submit questions during the Special Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are not relevant to the business of the Company or the Special Meeting or questions that are out of order or not otherwise suitable for the conduct of the Special Meeting as determined by the person presiding over the Special Meeting or Secretary, in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Special Meeting webpage for stockholders that have accessed the Special Meeting by following the procedures outlined above in “Who can attend the Special Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of abstentions and broker non-votes
Proposal 1: The Reverse Stock Split Proposal	Must receive “FOR” votes from at least a majority of outstanding shares	Abstentions will have the effect of a vote “AGAINST” Broker non-votes are not expected on this proposal

Proposal	Votes Required	Effect of abstentions and broker non-votes

Proposal 2: The Adjournment Proposal	Must receive “FOR” votes from the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes)	No effect

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal.

What are broker non-votes, and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in street name for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. We believe that the Reverse Stock Split Proposal and the Adjournment Proposal would be considered “routine” matters under the applicable rules, and therefore your bank or broker will have discretion to vote your shares on these matters in the absence of timely direction from you. However, we understand that certain brokers have elected not to vote even on “routine” matters without your voting instructions. If your bank or broker has made this decision and you do not provide voting instructions, no vote will be cast with respect to your shares, which will have the effect of a vote against the Reverse Stock Split Proposal. Accordingly, we urge you to direct your bank or broker how to vote your shares by returning your voting materials as instructed or by obtaining a proxy from your bank or broker in order to vote your shares in person at the Special Meeting. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Special Meeting?

We plan to announce preliminary voting results at the Special Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the Securities and Exchange Commission (the “SEC”) after the Special Meeting.

Why is the Company looking to effect a reverse stock split?

Our Board has approved and recommended that our stockholders approve the amendment of the Company’s Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Charter”) to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-10 to 1-for-20 (the “Ratio Range”), such ratio to be determined by the Board, or a committee of the Board, and included in a public announcement (the “Reverse Stock Split”) (the “Reverse Stock Split Proposal”). On January 25, 2023, the Board unanimously adopted a resolution approving the Reverse Stock Split Proposal and directing that it be submitted to our stockholders for approval. If this proposal is approved, the Board, or an authorized committee thereof, in its sole discretion, will have the authority to decide whether to implement the Reverse Stock Split and the exact ratio of the split within the Ratio Range, if it is to be implemented. If the Board or an authorized committee thereof decides to implement the Reverse Stock Split, then the Reverse Stock Split will be implemented, and will become effective upon the filing of the amendment to the Second Amended and Restated Charter with the Secretary of State of the State of Delaware (the “Effective Date”). If the Reverse Stock Split is implemented, then the number of issued and outstanding shares of common stock or shares of common stock held by the Company as treasury stock would be reduced in accordance with the exchange ratio selected by the Board, or a committee of the Board, within the Ratio Range (the “Final Ratio”), but will not increase the par value of Common Stock, and will not change the number of authorized shares of our capital stock. If the Reverse Stock Split is implemented, the number of shares of our Common Stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our Common Stock outstanding, so that the percentage of our outstanding Common Stock owned by each of our stockholders will remain approximately the same, except to the extent that the Reverse Stock Split could result in some or all of our stockholders receiving cash in lieu of a fractional share. The form of certificate of amendment to the Second Amended and Restated Charter to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. If the Reverse Stock Split is implemented, then we will communicate to the public, prior to the Effective Date, information regarding the Reverse Stock Split, including the Final Ratio. The Board, in its sole discretion, may elect not to implement the Reverse Stock Split. However, the Board believes that having the authority to take such an action is an important proactive step to maintain and build stockholder value.

The Board’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of the Company’s common stock.

What are the certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders of the Company?

A U.S. Holder (as defined in the “Proposal No. 1 — The Reverse Stock Split Proposal — Certain Material U.S. Federal Income Tax Considerations” section of this Proxy Statement) generally is not expected to recognize gain or loss upon the Reverse Stock Split, except to the extent a U.S. Holder receives cash in lieu of a fractional share of the Company’s common stock. Please review the information in the section entitled “Proposal No. 1 — The Reverse Stock Split Proposal — Certain Material U.S. Federal Income Tax Considerations,” for a more complete description of the certain material U.S. federal income tax consequences of the Reverse Stock Split.

The tax consequences to you related to the Reverse Stock Split will depend on your particular facts and circumstances. Please consult your tax advisors as to the specific tax consequences to you.

PROPOSAL NO. 1

THE REVERSE STOCK SPLIT PROPOSAL

Our Board has approved and recommended that our stockholders approve the amendment of the Second Amended and Restated Charter to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-10 to 1-for-20, such ratio to be determined by the Board, or a committee of the Board, and included in a public announcement. On January 25, 2023, the Board unanimously adopted a resolution approving the Reverse Stock Split Proposal and directing that it be submitted to our stockholders for approval. If this proposal is approved, the Board, or an authorized committee thereof, in its sole discretion, will have the authority to decide whether to implement the Reverse Stock Split and the exact ratio of the split within the Ratio Range, if it is to be implemented. If the Board or an authorized committee thereof decides to implement the Reverse Stock Split, then the Reverse Stock Split will be implemented, and will become effective upon the filing of the amendment to the Second Amended and Restated Charter with the Secretary of State of the State of Delaware. If the Reverse Stock Split is implemented, then the number of issued and outstanding shares of common stock or shares of common stock held by the Company as treasury stock would be reduced in accordance with the exchange ratio selected by the Board, or a committee of the Board, within the Ratio Range. The form of certificate of amendment to the Second Amended and Restated Charter to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. If the Reverse Stock Split is implemented, then we will communicate to the public, prior to the Effective Date, information regarding the Reverse Stock Split, including the Final Ratio.

The Board, in its sole discretion, may elect not to implement the Reverse Stock Split. However, the Board believes that having the authority to take such an action is an important proactive step to maintain and build stockholder value.

Purpose and Background of the Reverse Stock Split Proposal

The Board’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of the Company’s common stock. On December 2, 2022, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, based on the closing bid price of the Company’s common stock for the last 30 consecutive trading days, the Company no longer complies with the minimum bid price requirement for continued listing on The Nasdaq Global Market. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive trading days. Pursuant to the Nasdaq Listing Rules, the Company has been provided an initial compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive trading days prior to May 31, 2023, and the Company must otherwise satisfy The Nasdaq Global Market’s requirements for listing.

The Board believes that the continued listing of the Company’s common stock on Nasdaq is beneficial for our stockholders and that the anticipated increased market price of the Company’s common stock that may result from the Reverse Stock Split may enhance the Company’s ability to regain compliance with Nasdaq’s minimum bid price requirement for continued listing. If Nasdaq were to delist the Company’s common stock for any reason, it would negatively impact our reputation and, as a consequence, our business, and would likely decrease the liquidity and market price of our common stock; the number of investors willing to hold or acquire our common stock; our ability to access equity markets, issue additional securities and obtain additional financing in the future; and our ability to provide equity incentives to our employees. The Board also believes that the anticipated increased market price of the Company’s common stock that may result from the Reverse Stock Split may encourage investor interest and improve the marketability of the common stock to a broader range of investors. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The closing sale price of our common stock on January 24, 2023 was $0.79 per share.

The purpose of seeking stockholder approval of exchange ratios within the Ratio Range (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Stock Split. If the stockholders approve this proposal, then the Board or an authorized committee thereof, in its sole discretion, would effect the Reverse Stock Split only upon the determination by the Board or an authorized committee thereof that such action would be in the best interests of the Company and our stockholders at that time. If the Board, or an authorized committee thereof, were to effect the Reverse Stock Split, then the Board or such committee would set the Effective Date and select the Final Ratio. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If the stockholders approve the proposal, and the Board or an authorized committee thereof determines to effect the Reverse Stock Split, we would communicate to the public, prior to the Effective Date, additional details regarding the Reverse Stock Split, including the Final Ratio selected by the Board or an authorized committee thereof. The Board reserves its right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the filing of the certificate of amendment to the Second Amended and Restated Certificate with the Secretary of State of the State of Delaware, it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and our stockholders.

The Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our outstanding common stock or obtain control of the Company, nor is it a plan by management to recommend such actions to our Board or our stockholders.

Material Effects of Reverse Stock Split Proposal

The Board believes that the Reverse Stock Split will increase the price level of the Company’s common stock in order to, among other things, enhance the Company’s ability to regain compliance with the minimum bid price requirement for continued listing on Nasdaq and generate interest in the Company among investors, and in particular institutional investors that have investment policies that prohibit investment in lower-priced securities. The Board cannot predict, however, the effect of the Reverse Stock Split upon the market price for the Company’s common stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of the Company’s common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the Reverse Stock Split, or remain at an increased level for any period, which would reduce the market capitalization of the Company. Also, there is no assurance that the market price per share of the common stock would not decline below the anticipated stock price following the Reverse Stock Split or that the trading price would remain above the threshold required for continued listing on Nasdaq. The market price of the Company’s common stock may also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding, the effect of which the Board cannot predict. In addition, the fewer number of shares of common stock that will be available to trade will possibly cause the trading market of the Company’s common stock to become less liquid, which could have an adverse effect on the price of the Company’s common stock.

The Reverse Stock Split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share. No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock will be entitled to receive cash (without interest or deduction) from the Company’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s stock certificates, in an amount equal to the product obtained by multiplying (a) the closing price per share of the common stock as reported on Nasdaq as of the Effective Date, by (b) the fraction of one share owned by the stockholder. The principal effect of the Reverse Stock Split will be that the number of shares of common stock issued and outstanding will be reduced from 66,694,295 shares as of January 16, 2023 by the Ratio Range of 1-for-10 to 1-for-20 shares, depending on the Final Ratio chosen by the Board or an authorized committee thereof.

In addition, all outstanding options, warrants, restricted stock, restricted stock units and convertible notes (collectively, the “Outstanding Equity Rights”), entitling the holders thereof to acquire, through purchase, exchange, conversion or otherwise, shares of common stock will enable such holders to acquire upon exercise or conversion, as applicable, of their respective Outstanding Equity Rights that number of shares of common stock, as applicable, as adjusted based on the Final Ratio, which such holders would have been able to purchase upon exercise or conversion, as and to the extent applicable, of their respective Outstanding Equity Rights immediately preceding the Reverse Stock Split, at an exercise price or conversion rate, as and to the extent applicable, equal to the exercise price or conversion rate, as applicable, specified before the reverse split, as adjusted by the Final Ratio, resulting in the same aggregate price being required to be paid upon exercise or conversion thereof immediately preceding the Reverse Stock Split.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Reverse Stock Split will not affect the par value of the Company’s common stock. As a result, on the Effective Date, the present value of the stated capital on the Company’s balance sheet attributable to the common stock will be reduced based on the Final Ratio, and the additional paid-in capital account will be increased with the amount by which the stated capital is reduced. The per share net loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

In addition, the Reverse Stock Split would result in a relative increase in the number of authorized and unissued shares of our Common Stock

Procedure for Effecting Reverse Split

If the Reverse Stock Split Proposal is approved by the Company’s stockholders, and the Board or an authorized committee thereof determines it is in the best interests of the Company and our stockholders to effect the Reverse Stock Split, then the Reverse Stock Split would become effective at such time as the certificate of amendment to the Second Amended and Restated Charter, the form of which is attached as Appendix A to this Proxy Statement, is filed with the Secretary of State of the State of Delaware.

As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Stock Split has been effected. Continental Stock Transfer & Trust Company, LLC, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange. Stockholders whose shares are held by a brokerage firm, bank or other similar organization do not need to take any action with respect to the exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. However, these brokerage firms, banks or other similar organizations may have different procedures for processing the Reverse Stock Split, and stockholders whose shares are held by a brokerage firm, bank or other similar organization are encouraged to contact their brokerage firm, bank or other similar organization. Certain registered holders of our common stock hold some or all of their respective shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive whole shares of post-Reverse Stock Split common stock because the exchange will be automatic.

Fractional Shares

The Company will not issue fractional shares for post-Reverse Stock Split shares in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock will be entitled to receive cash (without interest or deduction) from the Company’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s stock certificates, in an amount equal to the product obtained by multiplying (a) the closing price per share of the common stock as reported on Nasdaq as of the Effective Date, by (b) the fraction of one share owned by the stockholder. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payments.

Criteria to Be Used for Decision to Proceed with the Reverse Stock Split

If the stockholders approve the Reverse Stock Split Proposal, then the Board or an authorized committee thereof will be authorized to proceed with the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the Final Ratio, if any, the Board or an authorized committee thereof will consider a number of factors, including Nasdaq listing requirements, market conditions, existing and expected trading prices of the Company’s common stock, and actual or forecasted results of operations.

No Dissenter’s Rights

Under the General Corporation Law of the State of Delaware, stockholders will not be entitled to dissenter’s rights with respect to the Reverse Stock Split Proposal, and the Company does not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Considerations

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below) that hold their shares of our common stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances, including the impact of the alternative minimum tax, the Medicare surtax on net investment income or the special tax accounting rules under Section 451(b) of the Code, or to U.S. Holders that may be subject to special tax rules, including, without limitation: (i) banks, insurance companies, or other financial institutions; (ii) tax-exempt organizations; (iii) dealers in securities or commodities; (iv) regulated investment companies or real estate investment trusts; (v) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vi) traders in securities that elect to use the mark-to-market method of accounting; (vii) persons whose “functional currency” is not the U.S. dollar; (viii) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (ix) persons who acquired our common stock in connection with employment or the performance of services; (x) retirement plans; (xi) persons who are not U.S. Holders (as defined below); or (xii) certain former citizens or long-term residents of the United States. In addition, this summary of certain material U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH U.S. HOLDER SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH U.S. HOLDER.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split is intended to constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a “recapitalization” for U.S. federal income tax purposes, then, except as described below with respect to cash received in lieu of fractional shares, a U.S. Holder should not recognize gain or loss as a result of the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who receives cash in lieu of a fractional share of common stock is generally treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A U.S. Holder who receives cash in lieu of a fractional share in the Reverse Stock Split is expected to recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the U.S. Holder’s adjusted tax basis allocable to the fractional share. U.S. Holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A U.S. Holder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. U.S. Holders who are subject to information reporting and who do not provide a correct taxpayer identification number (which for an individual is ordinarily his or her social security number) and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from additional tax withholding and the procedures for obtaining such an exemption.

OUR BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO IN THE RANGE OF 1-FOR-10 TO 1-FOR-20, SUCH RATIO TO BE DETERMINED BY THE BOARD, OR A COMMITTEE OF THE BOARD, AND INCLUDED IN A PUBLIC ANNOUNCEMENT.

PROPOSAL NO. 2

THE ADJOURNMENT PROPOSAL

The Company is asking its stockholders to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal.

Vote Required; Recommendation of the Board

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group, as of January 16, 2023, unless otherwise indicated.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise. Unless otherwise noted, the address of each beneficial owner is c/o Nogin, Inc., 1775 Flight Way STE 400, Tustin, CA 92782.

We have based our calculation of the percentage of beneficial ownership on 66,694,295 shares of common stock outstanding as of January 16, 2023.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders:
Geoffrey Van Haeren(1)	5,677,993	8.5%
Iron Gate Branded Online LLC(2)	12,100,447	18.1%
Jan-Christopher Nugent	11,161,698	16.7%
Software Acquisition Holdings III, LLC(3)	15,684,721	20.5%
Stephen Choi(4)	15,373,485	23.1%
Named Executive Officers and Directors:
Jan-Christopher Nugent	11,161,698	16.7%
Jonathan S. Huberman(5)	15,911,535	20.7%
Shahriyar Rahmati	—	—
Geoffrey Van Haeren(1)	5,677,993	8.5%
Wilhelmina Fader	—	—
Eileen Moore Johnson	—	—
Deborah Weinswig	—	—
Hussain Baig	—	—
Directors and named executive officers as a group (8 individuals)	32,751,226	42.7%

*	Less than one percent
(1)

Consists of (a) 5,493,541 shares of common stock held directly by Mr. Van Haeren and (b) 184,452 shares of common stock held by members of Mr. Van Haeren’s immediate family for which he may be deemed to have beneficial ownership. Mr. Van Haeren disclaims any beneficial ownership of the shares held by such family members except to the extent of his indirect pecuniary interest in such shares.

(2)

Iron Gate Management, LLC, a Colorado limited liability company (“Iron Gate Management”), is the sole Manager of Iron Gate Branded Online LLC. Ryan Pollock and Doug Fahoury are the managing members of Iron Gate Management and, therefore, may be deemed to have beneficial ownership of the shares held by Iron Gate Branded Online LLC. The address of Iron Gate Management, LLC, Ryan Pollock and Doug Fahoury is 842 W. South Boulder Rd, Suite 200 Louisville, CO 80027.

(3)

Consists of (a) 5,701,957 shares of common stock and (b) 9,982,754 shares of common stock underlying warrants exercisable within 60 days of January 16, 2023. Software Acquisition Holdings III, LLC (the “Sponsor”) is the record holder of such securities. The Sponsor is controlled by a board of managers which consists of Jonathan Huberman, Mike Nikzad and Andrew Nikou. As such, they have voting and investment discretion with respect to the securities held of record by the Sponsor and may be deemed to have shared beneficial ownership of the securities held directly by the Sponsor. The address for each of the foregoing is 1980 Festival Plaza Drive, Ste. 300, Las Vegas, Nevada 89135.
(4)	The address of Stephen Choi is 300 Meters South Mall Santa Ana, Puerto De Hierro #5, Santa Ana San Jose, CA 10903.
(5)

Consists of (a) 5,701,957 shares of common stock held by the Sponsor, (b) 9,982,754 shares of common stock underlying warrants exercisable within 60 days of January 16, 2023 held by the Sponsor, (c) 172,632 shares of common stock held directly by Mr. Huberman, (d) 10,714 shares of common stock underlying PIPE warrants exercisable within 60 days of January 16, 2023 and (e) 43,478 shares of common stock underlying convertible notes exercisable within 60 days of January 16, 2023.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must submit the proposal to our General Counsel at our offices at 1775 Flight Way STE 400, Tustin, CA 92782 in writing within a reasonable time before the Company begins to print and send its proxy materials for such meeting

Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the one hundred and twentieth (120th) day prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of the ninetieth (90th) day prior to the 2023 Annual Meeting of Stockholders or, if later, the tenth (10th) day following the day on which public disclosure of the date of the 2023 Annual Meeting of Stockholders was made by the Company. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our General Counsel. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Nogin’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by the later of sixty (60) calendar days prior to the date of the 2023 Annual Meeting of Stockholders or the tenth (10th) calendar day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholders is first made by the Nogin.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

In connection with the 2023 Annual Meeting of Stockholders, we intend to file a proxy statement and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with our solicitation of proxies for that meeting.

OTHER MATTERS

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Special Meeting of Stockholders is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers, and other employees who will not be specially compensated for these services. In addition, we have engaged                (“                ”) to assist in the solicitation of proxies and provide related advice and informational support, for which                will receive a services fee not expected to exceed $                , plus reasonable and customary disbursements. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Householding

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement by contacting the                 at                or in writing at                 .

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT TO THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NOGIN, INC.

Nogin, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Second Amended and Restated Certificate”) is hereby amended and restated in its entirety as follows, effective as of [5:00 p.m.] Eastern Standard Time on [ ● ], 2023:

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is 550,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 500,000,000, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 50,000,000, having a par value of $0.0001 per share.

Effective as of 5:00 p.m. Eastern Time on the date this Certificate of Amendment to the Second Amended and Restated Certificate is filed with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one for [ ● ] reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [ ● ] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Global Market (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.	COMMON STOCK.

1. General. The voting, dividend, liquidation, and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2.	Voting.

a.

Except as otherwise provided herein (including any Certificate of Designation) or otherwise required by law, the holders of the shares of Common Stock shall exclusively possess all voting power with respect to the Corporation.

b.

Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one (1) vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter.

c.

Except as otherwise provided herein (including any Certificate of Designation) or otherwise required by law, at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

d.

Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Certificate of Designation) or pursuant to the DGCL.

Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.

4. Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

B.	PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Second Amended and Restated Certificate (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Second Amended and Restated Certificate (including any Certificate of Designation).

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

2. This Certificate of Amendment to the Second Amended and Restated Charter has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Co-Chief Executive Officer, President and Director on this [ ● ] day of [ ● ], 2023.

NOGIN, INC.

By:

Jonathan S. Huberman
Co-Chief Executive Officer, President and Director

NOGIN, INC.

SPECIAL MEETING OF STOCKHOLDERS

February 27, 2023 at 8:00 a.m. Eastern Time

This proxy is solicited by the Nogin, Inc. Board of Directors

The undersigned hereby appoint(s) Jonathan S. Huberman and Michael Bassiri , and each of them, acting individually or in the absence of others, as proxies, each with the full power of substitution and re-substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of common stock of Nogin, Inc. (“Nogin”) that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders which will be held as a virtual meeting on February 27, 2023, beginning at 8:00 a.m. (Eastern Time), and any and all postponements or adjournments thereof. The undersigned hereby revokes all proxies previously given by the undersigned with respect to the Special Meeting of Stockholders, including any previously given by telephone or internet.

This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxies will have authority to vote “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal, in each case, in accordance with the recommendation of Nogin’s board of directors, and in their discretion on any other matters that may properly come before the meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Nogin, Inc.

The Board of Directors recommends you vote “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal.

1.

Approve the proposal to amend Nogin’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of Nogin’s common stock at a ratio in the range of 1-for-10 to 1-for-20, such ratio to be determined by Nogin’s board of directors, or a committee of Nogin’s board of directors, and included in a public announcement (the “Reverse Stock Split Proposal”); and

FOR              AGAINST            ABSTAIN

2.

Approve the adjournment of the Special Meeting of Stockholders to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

FOR             AGAINST            ABSTAIN

Signature of Stockholder_______________________________________

Signature, if held jointly (Title)__________________________________

Date:__________________________________________________, 2023

Note: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer